Exhibit 10.14
***** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT 4
TO THE
SHOP YOUR WAY RETAIL ESTABLISHMENT AGREEMENT
BETWEEN
LANDS’ END, INC.
AND
SEARS HOLDINGS MANAGMENT CORPORATION

AND

EXTENSION TO SURPRISE POINT FEE REDUCTION

This Amendment 4 (this “Amendment”) to the Shop Your Way Retail Establishment Agreement (described below) and Extension (this “Extension”, and together with this Amendment, this “Amendment and Extension”) is made and effective as of June 5, 2017 (the “Effective Date”) by and between Lands’ End, Inc., (“LE”) and Sears Holdings Management Corporation (“SHMC”). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Shop Your Way Retail Establishment Agreement.

RECITALS

A.    LE and SHMC are parties to that certain Shop Your Way Retail Establishment Agreement effective as of April 4, 2014, as amended (collectively, the “Agreement”).

B.    The Parties desire to amend the Agreement and extend the Extension of Surprise Point Fee Reduction as set forth herein.

In consideration of the mutual covenants and promises herein and other good and valuable consideration, the receipt and sufficiency of which each Party hereby acknowledges, the Parties agree as follows:

I.    AMENDMENT

1.	Amendment to Term. Effective June 5, 2017, Section 2 of the Agreement is replaced in its entirety with the following:

“The term of this Agreement (the “Term”) will begin immediately following the “Effective Time” specified in the Separation and Distribution Agreement (the “Separation Agreement”) to be executed and delivered by LE and Sears Holdings Corporation (“SHLD”) (the date on which the Effective Time occurs, the “Effective Date”) and will end, unless terminated earlier, on June 29, 2017. The day that becomes the Effective Date will be inserted in the recitals once the Effective Date has occurred.”

2.
Confirmation of Agreement. Except as specifically amended herein, the terms and conditions of the Agreement are confirmed as originally written shall remain in full force and effect. This Amendment supersedes all oral negotiations and prior and contemporaneous writings with respect to the subject matter hereof and is intended by the Parties as the final expression of the agreement with respect to the terms and conditions set forth herein and as the complete and exclusive statement of the terms agreed to by the Parties. If there is any conflict between the terms, conditions and provisions of this Amendment and those of any other agreement or instrument, the terms, conditions and provisions of this Amendment shall prevail. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

II.    EXTENSION

1.    SHMC agrees to maintain the current Surprise Point Fee level under the Agreement of [*****] per 1,000 Surprise Points redeemed in LE Formats until June 29, 2017.

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment and Extension effective as of the Effective Date.

LANDS’ END, INC. By (sign): /s/Michael A. Holahan Title: SVP, Marketing Date: June 14, 2017	SEARS HOLDINGS MANAGEMENT CORPORATION By (sign): /s/Robert Naedele Title: Chief Commercial Officer, SYW Date: June 14, 2017

[*****] Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

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